Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES SHAREHOLDER APPROVAL OF PROPOSED ACQUISITION BY REFRESCO

Minneapolis, Minnesota - April 17, 2026 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq: STKL) (TSX: SOY), a North American supply chain solutions provider, today announced that its shareholders approved the proposed acquisition of the Company by an affiliate of Refresco Holding B.V. ("Refresco") for US$6.50 per share in cash pursuant to the previously-announced plan of arrangement under the Canada Business Corporations Act (the "Arrangement") at the Company's special meeting of shareholders held on April 16, 2026.

The Arrangement was approved by 98.06% of the votes cast at the special meeting, and a non-binding, advisory executive compensation proposal was approved by 82.45% of the votes cast at the special meeting. Additional information about the special meeting and voting results will be filed under SunOpta's SEDAR+ profile at www.sedarplus.ca and on EDGAR on a Current Report on Form 8-K at www.sec.gov.

The closing of the Arrangement is subject to remaining regulatory clearance or approval, approval by the Ontario Superior Court of Justice, and the satisfaction or waiver of other customary closing conditions. The hearing for the final order to approve the Arrangement before the Ontario Superior Court of Justice is scheduled to be held on April 22, 2026 at 9:30 a.m. (Eastern Time).

About SunOpta

SunOpta (Nasdaq: STKL) (TSX: SOY) delivers customized supply chain solutions and innovation for top brands, retailers and foodservice providers across a broad portfolio of beverages, broths and better-for-you snacks. With over 50 years of expertise, SunOpta fuels customers' growth with high-quality, sustainability-forward solutions distributed through retail, club, foodservice and e-commerce channels across North America. For more information, visit www.sunopta.com or follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this press release concerning the Arrangement, including any statements regarding the reasons for, and the anticipated benefits of, the Arrangement; the timing of various steps to be completed in connection with the Arrangement; the timing and effects of the Arrangement; and any other statements regarding SunOpta's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words "anticipate," "believe," "ensure," "expect," "if," "intend," "estimate," "probable," "project," "forecasts," "predict," "outlook," "aim," "will," "could," "should," "would," "potential," "may," "might," "anticipate," "likely," "plan," "positioned," "strategy," and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, (1) risks related to the consummation of the Arrangement, including (a) the risks that the parties fail to receive required approvals or clearances under remaining applicable antitrust laws, (b) the risk that any other condition to closing may not be satisfied, (c) the risk that the closing of the Arrangement might be delayed or not occur at all, (d) the possibility that SunOpta fails to obtain the final order in respect of the Arrangement from the court on the expected timeline, or at all, (e) the risk that all or part of Refresco's financing may not become available, or (f) the possibility that the Arrangement may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (2) the risk of any event, change or other circumstance that could give rise to the termination of that certain Arrangement Agreement dated as of February 6, 2026, among SunOpta, Pegasus BidCo B.V., a private company with limited liability incorporated under the laws of the Netherlands and 2786694 Alberta Ltd., a corporation formed under the laws of the Province of Alberta (the "Arrangement Agreement") and the effects that any termination of the Arrangement Agreement may have on SunOpta and its business, including the risk that the price of the Company's common shares may decline significantly if the Arrangement is not completed, or the risk that either Refresco or SunOpta may terminate the Arrangement Agreement and SunOpta may be required to pay a termination fee in accordance with the Arrangement Agreement to Refresco; (3) the effects that the announcement or pendency of the Arrangement may have on SunOpta and its business, including the risks that as a result (a) SunOpta's business, operating results or share price may suffer, (b) SunOpta's current plans and operations may be disrupted, (c) SunOpta's ability to retain or recruit key employees may be adversely affected, (d) SunOpta's business relationships (including, customers and suppliers) may be adversely affected, or (e) SunOpta's management's or employees' attention may be diverted from other important matters; (4) the effect of limitations that the Arrangement Agreement places on SunOpta's ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the risk of any litigation relating to the Arrangement; (6) the risk of changes in governmental regulations or enforcement practices; and (7) the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Arrangement.

Additional factors that could cause results to differ materially from those described above can be found in the "Risk Factors" sections of SunOpta's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs, and other documents filed with the Securities and Exchange Commission and the Canadian Securities Administrators, copies of which can be found under SunOpta's profile on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. SunOpta disclaims any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Contacts:

Investor Relations:

Reed Anderson

ICR

646-277-1260

reed.anderson@icrinc.com

Media Relations:

Claudine Galloway

SunOpta
952-295-9579
press.inquiries@sunopta.com

Source: SunOpta Inc.